UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08931	95-1678055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9333 Balboa Avenue	92123
San Diego, California	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CUB	New York Stock Exchange
Preferred Stock Purchase Rights	–	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Litigation Related to the Merger

As previously disclosed, on February 7, 2021, Cubic Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), and Atlas Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), providing for, among other things, the merger of Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). On March 30, 2021, the Company, Parent and Sub entered into Amendment No. 1 to the Original Merger Agreement (the Original Merger Agreement, as so amended, the “Merger Agreement”).

Lawsuits challenging the Merger were filed on March 10, 2021 and March 22, 2021 in the United States District Court for the Southern District of New York; March 16, 2021 and March 17, 2021 in the United States District Court for the Eastern District of New York; April 7, 2021 in the United States District Court for the District of Delaware; April 7, 2021 in the United States District Court for the Southern District of California; and April 8, 2021 in the United States District Court of the Eastern District of Pennsylvania. The lawsuits, each filed as an individual action by a purported stockholder of the Company, are captioned as Stein v. Cubic Corporation, et al., 1:21-cv-02091 (S.D.N.Y.), Wilkerson v. Cubic Corporation, et al., 1:21-cv-02469 (S.D.N.Y.), Martin v. Cubic Corporation, et al., 1:21-cv-01389 (E.D.N.Y), Nilsson v. Cubic Corporation, et al., 1:21-cv-01423 (E.D.N.Y), Kent v. Cubic Corporation, et al., 1:21-cv-00509-UNA (D. Del), Wilson v. Cubic Corporation, et al., 3:21-cv-00607-BAS-WVG (S.D. Cal.), and Justice v. Cubic Corporation, et al., 2:21-cv-01671-CMR (E.D. Pa.). The lawsuits generally allege that the preliminary proxy statement on Schedule 14A for the Company’s Special Meeting of Stockholders, filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2021 (the "Preliminary Proxy Statement"), and/or the definitive proxy statement on Schedule 14A for the Company’s Special Meeting of Stockholders, filed with the SEC on March 26, 2021 (the “Definitive Proxy Statement”), as amended and supplemented by the proxy supplement, filed with the SEC on April 5, 2021 (the “Proxy Supplement”), relating to the transactions contemplated by the Merger Agreement, omitted material information in violation of Sections 14(a) and 20(a) of the Securities and Exchange Act of 1943, as amended, and certain rules promulgated thereunder, rendering the Preliminary Proxy Statement and/or the Definitive Proxy Statement false and misleading. The lawsuits name as defendants the Company and its directors and seek, among other relief, an order enjoining completion of the Merger, rescinding the Merger in the event it is consummated, and damages.

The Company has not yet responded to any of these complaints and believes they are without merit. However, in order to moot the plaintiffs’ unmeritorious disclosure claims, alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its stockholders, the Company has determined to voluntarily supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations by the plaintiffs that any additional disclosure was or is required.

Supplemental Disclosures

The following disclosures supplement the disclosures contained in the Definitive Proxy Statement and Proxy Supplement, as applicable, and should be read in conjunction with the disclosures contained in the Definitive Proxy Statement and Proxy Supplement, each of which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement or the Proxy Supplement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement and Proxy Supplement. The terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

The disclosure in the section entitled “The Merger — Background of the Merger” on page 34 of the Definitive Proxy Statement is hereby supplemented by amending and restating the third full paragraph on such page as follows:

On September 27, 2020, the Board held a meeting via videoconference (the “September 27 Meeting”), attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight and Sloane. At the September 27 Meeting, the Board discussed, among other things, the Veritas Initial Proposal to acquire the Company for $60.00 per share. Representatives of Sidley and Faegre discussed with the members of the Board their fiduciary duties in connection with considering the Veritas Initial Proposal and other strategic alternatives. During the discussions, the Board, senior management, Sidley and Faegre discussed the process for managing potential conflicts of interest that could develop in connection with evaluating the Veritas Initial Proposal and other strategic alternatives, including that senior management not engage in discussions with any potential counterparty regarding post-transaction employment until authorized to do so by the Board. Representatives of J.P. Morgan discussed with the Board the Company’s financial position and operations, an analysis of the Veritas Initial Proposal, and, at the request of the Board, a preliminary financial analysis of the Company on a standalone basis. Further, J.P. Morgan reviewed and discussed with the Board a range of potential strategic alternatives the Company could explore. Sidley discussed the expected terms and obligations of the parties that may be included in a negotiated non-disclosure agreement with Veritas and Elliott. Following discussion, the Board determined that, based on the Company’s prospects and financial performance, the Company’s current stock price, the Board’s confidence in the Business Plan, including the NextCubic strategy initiatives, and the recommendations of senior management and the Company’s advisors, it was in the best interests of the Company and its stockholders not to pursue the Veritas Initial Proposal. The Board directed J.P. Morgan to verbally communicate to Veritas that the $60.00 per-share offer in the Veritas Initial Proposal was below a price at which the Board would further engage in discussions with Veritas or Elliott in connection with a potential acquisition of the Company, but that the Board would consider providing due diligence materials if Veritas substantially increased its offer price from that in the Veritas Initial Proposal. The Board also directed J.P. Morgan to prepare and present at a meeting of the Board scheduled for September 30, 2020 additional financial analyses and further analysis of potential strategic alternatives that the Company could evaluate.

The disclosure in the section entitled “The Merger — Background of the Merger” on page 36 of the Definitive Proxy Statement is hereby supplemented by adding the following immediately prior to the last full paragraph on such page:

Each of the confidentiality agreement and the Elliott NDA contains provisions prohibiting Veritas and Elliott from engaging in post-closing employment discussions, including the terms of equity participation, with the senior management of the Company without the Company’s consent.  As of the date of this filing, the Company has not granted any such consent under the confidentiality agreement or the Elliott NDA.

The disclosure in the section entitled “The Merger — Background of the Merger” on page 47 of the Definitive Proxy Statement is hereby supplemented by amending and restating the sixth full paragraph on such page as follows:

Midday on January 31, 2021, the Board held a meeting via videoconference (the “January 31 Meeting”), attended by members of senior management and representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. Among other discussions, Mr. Feldmann provided an overview of recent events in connection with the parties potentially interested in a strategic transaction involving the Company, stating that the Senior Executive of ST Engineering had indicated that ST Engineering and Blackstone would need an undetermined amount of additional time to complete their due diligence efforts and begin negotiation of a merger agreement. Mr. Feldmann also discussed the revised valuation proposal conveyed by representatives from Veritas and Elliott earlier that day. Sidley then discussed with the Board the status of the merger agreement negotiations with Veritas. The Board asked questions of senior management and the Company’s advisors regarding these developments, ultimately determining that it would not proceed with a transaction at $65.00 per share, but that Veritas should retain access to the virtual data room in an effort to cause it to reconsider its prior $70.00 per-share offer price. Further, the Board also determined that the Company should continue facilitating ST Engineering’s due diligence efforts to allow ST Engineering an opportunity to provide the Board with greater clarity regarding the ST Engineering Second Revised Proposal. In addition, the Board reviewed and discussed with senior management and the Company’s advisors the other terms of the proposal that Veritas provided prior to indicating that it would reduce its offer to $65.00 per share. As part of such discussion, representatives of J.P. Morgan reviewed Veritas’s financing plan with the Board, including the debt and equity commitment letters and pro forma post-closing debt and equity structure of the Company.

The disclosure in footnote (E) in the section entitled “The Merger — Financial Projections” on page 74 of the Definitive Proxy Statement is hereby modified by amending and restating the second paragraph thereof as follows:

For purposes of their fairness opinions delivered on February 7, 2021, J.P. Morgan and Raymond James used, among other metrics, the following financial metrics provided by the Company: (1) $40 for the estimated value of the Company’s Net Operating Loss carryforwards, (2) Net Debt as of September 30, 2020 of $524, which excludes restricted cash of $25, VIE cash and restricted cash of $2.9 and VIE non-recourse debt of $163, (3) Net Debt as of December 31, 2020 of $534.1, which excludes restricted cash, VIE cash and restricted Cash and VIE non-recourse debt, (4) minority interests as of September 30, 2020 of $27, (5) minority interests as of December 31, 2020 of $27 and (6) fully diluted shares of 32,467,360. For purposes of their fairness opinions delivered on March 30, 2021, each of J.P. Morgan and Raymond James used, among other metrics, the following financial metrics: (1) $40 for the estimated value of the Company’s Net Operating Loss carryforwards, (2) Net Debt, which excludes restricted cash, VIE cash and restricted Cash and VIE non-recourse debt, as of December 31, 2020 of $522.7, (3) minority interests as of December 31, 2020 of $33.1 and (4) fully diluted shares of 32,458,692.

The disclosure in the section entitled “Additional Information About The Merger — Opinion of J.P. Morgan — Public Trading Multiples Analysis” on page S-25 of the Proxy Supplement is hereby supplemented by amending and restating the table on such page as follows:

	FV/2022E EBITDA
Defense Systems
Lockheed Martin Corporation	10.5	x
General Dynamics Corporation	12.1	x
Northrop Grumman Corporation	12.6	x
L3Harris Technologies, Inc.	11.9	x
Mercury Systems, Inc.	16.2	x
Kratos Defense & Security Solutions, Inc.	33.5	x
Ultra Electronics Holdings plc	9.9	x
Median	12.1	x
Mean	15.2	x
Transportation
Itron, Inc.	15.7	x
init innovation in traffic systems SE	10.4	x
Median	13.1	x
Mean	13.1	x
Overall
Median	12.1	x
Mean	14.8	x

The disclosure in the section entitled “Additional Information About The Merger — Opinion of J.P. Morgan — Discounted Cash Flow Analysis” on page S-26 of the Proxy Supplement is hereby supplemented by amending and restating the fourth full paragraph on such page as follows:

For purposes of its discounted cash flow analysis, J.P. Morgan used the unlevered free cash flows that the Company is expected to generate from December 31, 2020 through September 30, 2025 as reflected in the Management Forecasts. J.P. Morgan calculated a range of terminal values for the Company at the end of this period by applying perpetuity growth rates ranging from 2.50% to 3.50%, which J.P. Morgan selected based on its professional judgment and experience, to the unlevered free cash flow that the Company is expected to generate in the terminal year as reflected in the Management Forecasts. The unlevered free cash flows and the range of terminal values were then discounted to present values, as of December 31, 2020, using a range of discount rates from 9.50% to 10.50%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. These present values, when added together, resulted in a range of implied firm values for the Company. To calculate a range of implied equity values per share of Company common stock, J.P. Morgan then deducted from the range of implied firm values the Company’s net debt as of September 30, 2020 (calculated as debt (excluding non-recourse debt of the VIE) and minority interest less cash (excluding restricted cash of the Company and cash and restricted cash of the VIE)) as provided by the Company’s management, added the value of the benefits expected by the Company’s management to be derived by the Company from its utilization of estimated net operating loss carryforwards of the Company as provided by the Company’s management, and divided the result by the fully diluted number of shares of Company common stock, calculated using information provided by the Company’s management.

The disclosure in the section entitled “Additional Information About The Merger — Opinion of J.P. Morgan — Selected Transaction Analysis” on pages S-26 and S-27 of the Proxy Supplement is hereby supplemented by amending and restating the first and second paragraphs thereof, including deleting the first table on page S-27 and amending and restating the second table on page S-27 as follows:

Using publicly available information, J.P. Morgan examined selected transactions with respect to businesses which J.P. Morgan judged to be analogous to the Company’s business or aspects thereof based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates. The transactions indicated in the table below were selected by J.P. Morgan as relevant in evaluating the proposed merger.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, among other things, the multiples of the target company’s firm value (calculated as described above) implied in the relevant transaction to the target company’s (i) EBITDA for the twelve months prior to announcement of the applicable transaction (which multiple is referred to in this section as “FV/LTM EBITDA”) and (ii) estimated EBITDA for the twelve months following announcement of each applicable transaction (which multiple is referred to in this section as “FV/NTM EBITDA”). Financial data for the target companies was from press releases, FactSet Research Systems and the target company’s filings with the SEC, including filings made in connection with the applicable selected transaction. Results of this analysis were as indicated in the following table:

$ in millions
Date Announced	Acquirer	Target	Transaction Value	FV/LTM EBITDA		FV/NTM EBITDA
Defense
12/07/20	Mercury Systems, Inc.	Physical Optics Corporation	$310	NA		13.0	x
10/29/20	Parsons Corporation	Braxton Science & Technology Group, LLC	$300	NA		12.8	x
1/20/20	BAE Systems PLC	UTX (Collins) GPS	$1,925	17.3x		15.2	x
12/17/19	Leidos Holdings, Inc.	Dynetics, Inc.	$1,650	NA		15.0	x
7/25/19	Advent International Inc.	Cobham PLC	$5,031	12.9x		NA
7/22/19	Parsons Corporation	QRC, LLC	$214	NA		11.9	x
12/12/18	Cerberus Capital Management, L.P.	Sparton Corporation	$255	7.2x		9.8	x
12/21/17	Mercury System Inc.	Themis Computer, Inc.	$180	13.0x		NA
12/03/17	TTM Technologies, Inc.	Anaren, Inc.	$762	14.0x		NA
11/23/15	Comtech Telecommunications Corp.	TeleCommunication Systems, Inc.	$431	10.7x		NA
6/1/15	Ultra Electronics Holdings PLC	Kratos Defense & Security Solutions, Inc.	$265	12.0x		NA
2/6/15	Harris Corporation	Exelis Inc.	$4,744	9.2x		NA
5/20/14	Cobham PLC	Aeroflex Holding Corp.	$1,460	11.1x		10.5	x
11/4/13	Veritas Capital Fund Management, L.L.C.	Anaren, Inc.	$382	12.2x		10.3	x
10/9/13	CACI International Inc.	Six3 Systems, Inc.	$820	13.4x		NA
Median				12.2	x	12.3	x
Mean				12.1	x	12.3	x
Transportation / Payment Processing / Infrastructure
8/2/18	Jacobs Engineering Group Inc.	CH2M Hill Companies, Ltd.	$3,270	10.1x		NA
6/21/18	Gores Holdings II, Inc.	Verra Mobility Corporation	$2,404	12.5x		11.5	x
12/17/17	Thales S.A.	Gemalto N.V.	$6,340	11.8x		NA
4/20/17	SNC-Lavalin Group Inc.	WSAtkins plc	$2,522	10.9x		NA
1/26/16	Total System Services, Inc.	TransFirst Holdings Corp.	$2,350	NM		13.8	x
9/3/14	WSP Global Inc.	Parsons Brinckerhoff Group Inc.	$1,310	11.2x		NA
10/6/04	Roper Industries, Inc.	TransCore Holdings, Inc.	$600	8.2x		NA
Median				11.1	x	12.7	x
Mean				10.8	x	12.7	x
Overall
Median				11.8	x	12.3	x
Mean				11.6	x	12.4	x

The disclosure in the section entitled “Additional Information About The Merger — Opinion of Raymond James — Material Financial Analyses — Selected Companies Analysis” on page S-33 of the Proxy Supplement is hereby supplemented by amending and restating the first full paragraph on such page as follows:

Raymond James calculated various financial multiples for each company, including enterprise value (market value plus debt, plus preferred stock, plus minority interests, less cash and equivalents) compared to EBITDA, using publicly available actual EBITDA figures and consensus research EBITDA estimates for the selected companies for calendar years ending December 31, 2020 and 2021, referred to as CY2020A and CY2021E. Raymond James used business judgment and best practices for the government technology market in selecting to review enterprise value to EBITDA as the selected company valuation metric. The estimates published by research analysts were not prepared in connection with the merger or at the request of Raymond James and may or may not prove to be accurate. Raymond James reviewed the mean, median, reference low and reference high relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for the Company implied by the merger consideration. The results of the selected public companies analysis are summarized below:

The disclosure in the section entitled “Additional Information About The Merger — Opinion of Raymond James — Material Financial Analyses — Selected Transaction Analysis” on page S-34 of the Proxy Supplement is hereby supplemented by amending and restating the first table on such page as follows:

$ in millions
Company Name	Enterprise Value	Enterprise Value / TTM EBITDA		Enterprise Value / NTM EBITDA
Pending acquisition of the Military Training Business of L3 Harris Technologies by CAE (Pending; Announced Mar-2021)	$1,050.0	13.5	x	N.D.
Pending acquisition of FLIR Systems, Inc. by Teledyne Technologies, Inc. (Pending; Announced Jan-2021) (1)	$8,052.5	18.7	x	17.4	x
Acquisition of Physical Optics Corporation, Inc. by Mercury Systems, Inc. (Dec-2020; Announced Dec-2020)	$310.0	N.D.		13.0	x
Acquisition of Braxton Science & Technology Group, LLC by Parsons Corp. (Nov-2020; Announced Oct-2020) (2)	$300.0	N.D.		12.8	x
Acquisition of Military Global Positioning Business of Collins Aerospace by BAE Systems (Jul-2020; Announced Jan-2020) (2)	$1,925.0	N.D.		15.2	x
Acquisition of Dynetics, Inc. by Leidos, Inc. (Jan-2020; Announced Dec-2019) (2)	$1,650.0	N.D.		15.0	x
Acquisition of Cobham plc by Advent International (Jan-2020; Announced Jul-2019) (3)	$5,109.9	13.1	x	13.2	x
Acquisition of The KeyW Corporation by Jacobs Engineering Group, Inc. (Jun-2019; Announced Apr-2019) (2)	$875.0	22.6	x	17.6	x
Acquisition of Gemalto N.V. by Thales S.A. (Apr-2019; Announced Dec-2017)	$6,206.9	11.5	x	11.2	x
Acquisition of Sparton Corporation by Cerberus Capital Management, L.P. (Mar-2019; Announced Dec-2018)	$255.2	7.2	x	9.8	x
Acquisition of Verra Mobility Corporation by Gores Holdings II, Inc. (Oct-2018; Announced Jun-2018) (4)	$2,404.0	12.5	x	10.8	x
Acquisition of Anaren, Inc. by TTM Technologies, Inc. (Apr-2018; Announced Dec-2017)	$762.1	14.0	x	N.D.
Acquisition of TeleCommunication Systems, Inc. by Comtech Telecommunications Corp. (Feb-2016; Announced Nov-2015)	$430.8	10.7	x	N.D.

(1) The calculation of Total Enterprise Value used in the analysis of this transaction is based on Teledyne’s closing stock price as of 3/30/21. The proposed merger consideration includes a combination of cash and shares of Teledyne’s common stock in exchange for shares of FLIR. Using the disclosed proposed exchange ratio and Teledyne’s closing stock price as of 3/30/21, the Total Enterprise Value was calculated to be $8,052.5.

(2) Indicates transactions for which a net tax benefit was disclosed but not included in the calculation of the transaction multiple.

(3) The calculation of Total Enterprise Value does not include the net pension liability as a part of net debt.

(4) The Verra Mobility / Gores Holding transaction multiples are representative of annualized pro forma EBITDA results as of March 2018.

Note: Items noted as “N.D.” are not publicly available / determinable. The 7/25/19 spot conversion rate of 1 to 1.2483 was utilized to convert Great British Pounds to U.S. Dollars for the Cobham transaction; the 12/17/2017 spot conversion rate of 1 to 1.17689 was utilized to convert Euros to U.S. Dollars for the Gemalto transaction.

The disclosure in the section entitled “Additional Information About The Merger — Opinion of Raymond James — Material Financial Analyses — Discounted Cash Flow Analysis” on page S-35 of the Proxy Supplement is hereby supplemented by amending and restating the third and fourth full paragraphs on such page as follows:

The discounted cash flow analysis was based on the Projections. Consistent with the periods included in the Projections, Raymond James used fiscal year 2025 as the final year for the analysis and applied multiples ranging from 11.0x to 13.0x, selected by Raymond James upon the application of its professional judgment and expertise, to fiscal year 2025 EBITDA in order to derive a range of terminal values for the Company in 2025. The multiples ranging from 11.0x to 13.0x were selected based upon Raymond James’s professional judgment and expertise after carefully considering selected company and selected transaction data and the projected year-over-year revenue growth rate of the Company as compared to other companies within the government technology industry.

The projected unlevered free cash flows and terminal values were discounted using rates ranging from 9.5% to 11.5%, which range was selected, upon the application of Raymond James’s professional judgment and expertise, to reflect the weighted average after-tax cost of debt and equity capital associated with executing the Company’s business plan. This range was selected based on Raymond James’s experience and judgment and an estimate of the Company’s weighted average cost of capital. The estimate of the Company’s weighted average cost of capital was calculated by using the capital asset pricing model to determine the cost of equity, inclusive of inputs from Duff & Phelps on Equity Risk Premium, Risk-free Rates, and Equity Size Premium as of its December 9, 2020 publication and the cost of debt by analyzing comparable yields on BB/B rated corporate debt as of the date of Raymond James’s opinion. Raymond James analyzed and determined the estimated weighted average cost of capital for the Company and for the companies that Raymond James selected (as outlined above) and utilized its professional judgment to construct the 9.5% to 11.5% discount rate range which was inclusive of the analysis Raymond James conducted for both the Company and for the group of companies which Raymond James selected.

The disclosure in the section entitled “Additional Information About The Merger — Opinion of Raymond James — Material Financial Analyses — Additional Considerations” on pages S-36 and S-37 of the Proxy Supplement is hereby supplemented by amending and restating the last paragraph beginning on page S-36 as follows:

During the two years preceding the date of Raymond James’s written opinion, Raymond James has not been engaged by, performed services for or received any compensation from the Company except as set forth in Raymond James’s written opinion, the full text of which is attached as Annex C to this proxy supplement. During the two years preceding the date of Raymond James’s opinion, Raymond James has not been engaged by, performed services for or received any compensation from Veritas, Elliott, or their respective affiliates except as set forth in Raymond James’s written opinion, the full text of which is attached as Annex C to this proxy supplement. In connection with performing such services for the Company, Veritas, Elliott or their respective affiliates, Raymond James and/or its affiliates received compensation of approximately $4.70 million in the aggregate from the Company and its affiliates, approximately $40,000 in the aggregate from Veritas and its affiliates and no compensation from Elliott and its affiliates. Raymond James has not received any fees in the two years preceding the date of its opinion from Elliott for delivery-on-payment accounts for purposes of clearing securities transactions. Raymond James and/or its affiliates received distributions of approximately $40,000 in the aggregate from Veritas in the two years preceding the date of its opinion.

The disclosure in the section entitled “Additional Information About The Merger — Opinion of Raymond James — Material Financial Analyses — Additional Considerations” on page S-37 of the Proxy Supplement is hereby supplemented by adding the following immediately prior to the second full paragraph on such page:

In connection with Raymond James’s representation of Pixia Corp. in its receipt of an initial investment from and in its ultimate acquisition by the Company, Raymond James received aggregate compensation from Pixia Corp. of $4,585,000 over three separate payments in February 2019, June 2019 and January 2020 pursuant to the terms and conditions of Raymond James's agreement with Pixia Corp. Raymond James and/or its affiliates received fees of approximately $116,000 in the two years preceding the date of its opinion, in the aggregate, in connection with an outstanding loan the Company has with a syndicate of banks in which Raymond James Bank, N.A. participates but does not lead.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company, Parent and Sub. In connection with the proposed transaction, the Company has filed with the SEC the Definitive Proxy Statement and the Proxy Supplement, both of which has been mailed to the Company’s stockholders, and intends to file additional relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The Definitive Proxy Statement, any amendments or supplements thereto, including the Proxy Supplement, other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.cubic.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Company and its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, is set forth in the Definitive Proxy Statement, as amended and supplemented by the Proxy Supplement, and this Current Report on Form 8-K. Additional information regarding these individuals is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 18, 2020, Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2020, filed with the SEC on January 28, 2021, and the definitive proxy statement on Schedule 14A for the Company’s most recent Annual Meeting of Stockholders held on April 13, 2021, filed with the SEC on April 2, 2021. To the extent the Company’s directors and executive officers or their holdings of Company securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.cubic.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction involving the Company, Parent and Sub are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.cubic.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIC CORPORATION

April 19, 2021	By:	/s/ Hilary L. Hageman
	Name:	Hilary L. Hageman
	Title:	Senior Vice President, General Counsel & Corporate Secretary